UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): January 3, 2005

RADIATION THERAPY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-50802

FLORIDA	65-076895

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907

(Address of principal executive offices)	(Zip Code)

(239) 931-7275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective January 3, 2005, the size of the board of directors of Radiation Therapy Services, Inc. was expanded to nine members and Mr. Leo R. Doerr and Rabbi Solomon Agin, D.D. were appointed to the board  as  independent directors.  As a result of five of the board’s current nine members being independent directors,  a majority of the board is now comprised of  independent directors. The board has not appointed the new directors to serve on any board committees at this time.

          The new directors will be compensated for board services in the same manner as other independent members of the board. Independent directors are currently compensated for their board services as follows:

•	personal attendance at board meetings - $5,000 per meeting.
•	telephonic attendance at board meetings - $4,000 per meeting.
•	personal attendance at committee meetings - $3,000 per meeting.
•	telephonic attendance at committee meetings - $2,000 per meeting.

          A copy of the press release issued by us on January 4, 2005 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release dated January 4, 2005 announcing expansion of the board with two new appointments.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

	By:	/s/ DAVID KOENINGER

David Koeninger Principal Financial Officer

Dated: January 4, 2005

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